Exhibit 99

Investor Relations Contact

Shane O’Connor, Executive Vice President & CFO

UniFirst Corporation

978-658-8888

shane_oconnor@unifirst.com

UNIFIRST ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL FISCAL YEAR OF FISCAL 2022

Wilmington, MA – October 19, 2022 – UniFirst Corporation (NYSE: UNF) (the “Company,” “UniFirst” or “we”) today reported results for its fourth quarter and full year ended August 27, 2022, as compared to the corresponding periods in the prior fiscal year:

Q4 2022 Financial Highlights

•
Consolidated revenues for the fourth quarter increased 11.0% to $516.4 million.
•
Operating income was $33.3 million, a decrease of 26.0%.
•
The quarterly tax rate decreased to 21.3% compared to 22.0% in the prior year.
•
Net income decreased to $26.2 million, or 24.4%.
•
Diluted earnings per share decreased to $1.39 from $1.82 in the prior year, or 23.6%.

The Company’s financial results for the fourth quarter of fiscal 2022 included $9.1 million of costs directly attributable to its CRM, ERP and branding initiatives (the “Key Initiatives”). Excluding these costs:

•
Adjusted operating income was $42.3 million.
•
Adjusted net income was $33.7 million.
•
Adjusted diluted earnings per share was $1.79.

Fiscal 2022 Financial Highlights

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Full year consolidated revenues for the fourth quarter were $2.001 billion, an increase of 9.6%.
•
Full year operating income was $134.4 million, a decrease of 31.4%.
•
Net income for the year decreased to $103.4 million, or 31.6%.
•
Diluted earnings per share decreased to $5.46 from $7.94 in the prior year, or 31.2%.

The Company’s financial results for the full year of fiscal 2022 included $33.1 million of costs directly attributable to its Key Initiatives. Excluding these costs:

•
Adjusted full year operating income was $167.5 million.
•
Adjusted net income for the year was $128.9 million.
•
Adjusted diluted earnings per share was $6.81.

Steven Sintros, UniFirst President and Chief Executive Officer, said, “We are very excited to be announcing today that we have officially reached another major milestone as a company as we report just over $2 billion in annual revenues for fiscal 2022. UniFirst has come a long way from our humble beginnings back in 1936 operating out of a single location in Boston, Massachusetts, and we continue to be very excited about our future. I want to thank our thousands of Team Partners who in the face of a challenging operating environment continue to Always Deliver for each other and our customers. They are the engine that makes UniFirst go, and they deserve all the credit for our ability to be celebrating this milestone today.”

Segment Reporting Highlights

Core Laundry Operations

•
Revenues for the quarter increased 10.5% to $458.6 million.
•
Organic growth, which excludes the effect of acquisitions and fluctuations in the Canadian dollar, was 9.9%.

•
Operating margin decreased to 6.3% from 10.1%.

The costs incurred during the quarter related to the Key Initiatives, discussed above, were recorded to the Core Laundry Operations’ segment. Excluding these Key Initiative costs:

•
Core Laundry adjusted operating margin was 8.3%. The decrease from prior year’s operating margin was primarily due to higher merchandise and energy costs as a percentage of revenues as well as increased costs due to the inflationary environment and the challenging employment landscape. These increased costs were partially offset by lower healthcare and payroll-related costs as a percentage of revenues.

Specialty Garments

•
Revenues for the quarter were $36.7 million, an increase of 8.3%, which was driven by growth in the segment's cleanroom operations.
•
Operating margin decreased to 11.0% from 12.1% a year ago, primarily due to higher merchandise, labor and energy costs as a percentage of revenues.
•
Specialty Garments consists of nuclear decontamination and cleanroom operations, and its results can vary significantly due to seasonality and the timing of reactor outages and projects.

Balance Sheet and Capital Allocation

•
Cash, cash equivalents and short-term investments totaled $376.4 million as of August 27, 2022.
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The Company had no long-term debt outstanding as of August 27, 2022.
•
Under its previously announced stock repurchase authorization, the Company repurchased 47,775 shares of Common Stock for $8.0 million in the fourth quarter of fiscal 2022. As of August 27, 2022, the Company had $63.6 million remaining under its current authorization. During the quarter, the Company also repurchased 35,714 shares of Class B Common Stock for $6.0 million in a privately negotiated transaction.
•
Weighted average shares outstanding – Diluted for the fourth quarters of fiscal 2022 and fiscal 2021 were 18.8 million and 19.0 million, respectively.

Financial Outlook

Mr. Sintros continued, “For fiscal 2023 we expect our revenues to be between $2.145 billion and $2.160 billion and fully diluted earnings per share to be between $5.50 and $5.90. This guidance includes $40.0 million of transitionary investment costs directly attributable to our Key Initiatives that we anticipate will be expensed in fiscal 2023. Please note the following regarding our guidance:

•
Core Laundry Operations’ revenue growth at the midpoint of the range is expected to be 7.7%, and organic growth, which excludes the estimated effect of acquisitions and fluctuations in the Canadian dollar, is expected to be 8.3%.
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Core Laundry Operations’ adjusted operating margin, excluding Key Initiative costs, at the midpoint of the range is 8.1%.
•
Our adjusted operating margin reflects continued pressure from the current inflationary environment, including high energy costs as well as higher levels of merchandise amortization.
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Both our GAAP and adjusted tax rates for fiscal 2023 are projected to be 25.0%.
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Adjusted diluted earnings per share is expected to be between $7.10 and $7.50.
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Guidance does not include the impact of any future share buybacks or unexpected significantly adverse economic developments.

See “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

Conference Call Information

UniFirst Corporation will hold a conference call today at 9:00 a.m. (ET) to discuss its quarterly and full year financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet and can be accessed at www.unifirst.com.

About UniFirst Corporation

Headquartered in Wilmington, Mass., UniFirst Corporation (NYSE: UNF) is a North American leader in the supply and servicing of uniform and workwear programs, as well as the delivery of facility service programs. Together with its subsidiaries, the Company also provides first aid and safety products, and manages specialized garment programs for the cleanroom and nuclear industries. UniFirst manufactures its own branded workwear, protective clothing, and floorcare products; and with 260 service locations, over 300,000 customer locations, and 14,000-plus employee Team Partners, the Company outfits nearly 2 million workers each business day. For more information, contact UniFirst at 800.455.7654 or visit UniFirst.com.

Forward-Looking Statements Disclosure

This public announcement contains forward-looking statements within the meaning of the federal securities laws that reflect the Company’s current views with respect to future events and financial performance, including projected revenues, operating margin and earnings per share. Forward-looking statements contained in this public announcement are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 and may be identified by words such as “guidance,” “outlook,” “estimates,” “anticipates,” “projects,” “plans,” “expects,” “intends,” “believes,” “seeks,” “could,” “should,” “may,” “will,” “strategy,” “objective,” “assume,” “strive,” or the negative versions thereof, and similar expressions and by the context in which they are used. Such forward-looking statements are based upon our current expectations and speak only as of the date made. Such statements are highly dependent upon a variety of risks, uncertainties and other important factors that could cause actual results to differ materially from those reflected in such forward-looking statements. Such factors include, but are not limited to, uncertainties caused by an economic recession or other adverse economic conditions, including, without limitation, as a result of continued high inflation rates or further increases in inflation or interest rates or extraordinary events or circumstances such as geopolitical conflicts like the conflict between Russia and Ukraine or the COVID-19 pandemic, and their impact on our customers’ businesses and workforce levels, disruptions of our business and operations, including limitations on, or closures of, our facilities, or the business and operations of our customers or suppliers in connection with extraordinary events or circumstances such as the COVID-19 pandemic, uncertainties regarding our ability to consummate and successfully integrate acquired businesses, uncertainties regarding any existing or newly-discovered expenses and liabilities related to environmental compliance and remediation, any adverse outcome of pending or future contingencies or claims, our ability to compete successfully without any significant degradation in our margin rates, seasonal and quarterly fluctuations in business levels, our ability to preserve positive labor relationships and avoid becoming the target of corporate labor unionization campaigns that could disrupt our business, the effect of currency fluctuations on our results of operations and financial condition, our dependence on third parties to supply us with raw materials, which such supply could be severely disrupted as a result of extraordinary events or circumstances such as the COVID-19 pandemic or the conflict between Russia and Ukraine, any loss of key management or other personnel, increased costs as a result of any changes in federal, state, international or other laws, rules and regulations or governmental interpretation of such laws, rules and regulations, uncertainties regarding, or adverse impacts from, continued high price levels of natural gas, electricity, fuel and labor or increases in such costs, the negative effect on our business from sharply depressed oil and natural gas prices, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, the continuing increase in domestic healthcare costs, increased workers’ compensation claim costs, increased healthcare claim costs, including as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to retain and grow our customer base, demand and prices for our products and services, fluctuations in our Specialty Garments business, political or other instability, supply chain disruption or infection among our employees in Mexico and Nicaragua where our principal garment manufacturing plants are located, including, without limitation, as a result of extraordinary events or circumstances such as the COVID-19 pandemic, our ability to properly and efficiently design, construct, implement and operate a new customer relationship management computer system and an enterprise resource planning system, interruptions or failures of our information technology systems, including as a result of cyber-attacks, additional professional and internal costs necessary for compliance with any changes in or additional Securities and Exchange Commission, New York Stock Exchange, accounting or other rules, including, without limitation, recent rules proposed by the Securities and Exchange Commission (the “SEC”), regarding climate-related and cybersecurity-related disclosures, strikes and unemployment levels, our efforts to evaluate and potentially reduce internal costs, economic and other developments associated with the war on terrorism and its impact on the economy, the impact of foreign trade policies and tariffs or other impositions on imported goods on our business, results of operations and financial condition, general economic conditions, including an economic recession, our ability to successfully implement our business strategies and processes, including our capital allocation strategies and the other factors described under Part I, Item 1A. “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended August 28, 2021, Part II, Item 1A. “Risk Factors” and elsewhere in our subsequent Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data)	Thirteen weeks ended August 27, 2022	Thirteen weeks ended August 28, 2021	Fifty-two weeks ended August 27, 2022	Fifty-two weeks ended August 28, 2021
Revenues	$516,414	$465,276	$2,000,822	$1,826,216

Operating expenses:
Cost of revenues (1)	336,872	289,415	1,306,451	1,141,275
Selling and administrative expenses (1)	118,258	104,153	451,243	383,161
Depreciation and amortization	28,033	26,777	108,777	105,955
Total operating expenses	483,163	420,345	1,866,471	1,630,391

Operating income	33,251	44,931	134,351	195,825

Other (income) expense:
Interest income, net	(1,112)	(466)	(2,851)	(2,568)
Other (income) expense, net	1,116	1,009	2,877	1,522
Total other (income) expense, net	4	543	26	(1,046)

Income before income taxes	33,247	44,388	134,325	196,871
Provision for income taxes	7,066	9,774	30,921	45,760

Net income	$26,181	$34,614	$103,404	$151,111

Income per share – Basic:
Common Stock	$1.45	$1.91	$5.71	$8.32
Class B Common Stock	$1.16	$1.53	$4.57	$6.66

Income per share – Diluted:
Common Stock	$1.39	$1.82	$5.46	$7.94

Income allocated to – Basic:
Common Stock	$21,978	$29,058	$86,844	$126,848
Class B Common Stock	$4,203	$5,556	$16,560	$24,263

Income allocated to – Diluted:
Common Stock	$26,181	$34,614	$103,404	$151,111

Weighted average shares outstanding – Basic:
Common Stock	15,135	15,241	15,203	15,237
Class B Common Stock	3,621	3,643	3,621	3,643

Weighted average shares outstanding – Diluted:
Common Stock	18,846	19,049	18,933	19,038

(1)
Exclusive of depreciation on the Company’s property, plant and equipment and amortization on its intangible assets.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)	August 27, 2022	August 28, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$376,399	$512,868
Receivables, net	249,198	208,331
Inventories	151,459	143,591
Rental merchandise in service	219,392	181,531
Prepaid taxes	25,523	16,580
Prepaid expenses and other current assets	41,921	40,891

Total current assets	1,063,892	1,103,792

Property, plant and equipment, net	665,119	617,719
Goodwill	457,259	429,538
Customer contracts and other intangible assets, net	84,973	84,638
Deferred income taxes	498	580
Operating lease right-of-use assets, net	50,050	42,115
Other assets	106,181	102,683

Total assets	$2,427,972	$2,381,065

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$82,131	$81,356
Accrued liabilities	146,808	159,578
Accrued taxes	1,204	743
Operating lease liabilities, current	13,602	12,993

Total current liabilities	243,745	254,670

Long-term liabilities:
Accrued liabilities	123,979	134,085
Accrued and deferred income taxes	106,307	89,177
Operating lease liabilities	38,070	30,181

Total long-term liabilities	268,356	253,443

Shareholders’ equity:
Common Stock	1,508	1,524
Class B Common Stock	359	364
Capital surplus	93,131	89,257
Retained earnings	1,845,163	1,806,643
Accumulated other comprehensive loss	(24,290)	(24,836)

Total shareholders’ equity	1,915,871	1,872,952

Total liabilities and shareholders’ equity	$2,427,972	$2,381,065

Detail of Operating Results

(Unaudited)

Revenues

(In thousands, except percentages)	Thirteen weeks ended August 27, 2022	Thirteen weeks ended August 28, 2021	Dollar Change	Percent Change
Core Laundry Operations	$458,561	$415,104	$43,457	10.5%
Specialty Garments	36,665	33,862	2,803	8.3%
First Aid	21,188	16,310	4,878	29.9%
Consolidated total	$516,414	$465,276	$51,138	11.0%

(In thousands, except percentages)	Fifty-two weeks ended August 27, 2022	Fifty-two weeks ended August 28, 2021	Dollar Change	Percent Change
Core Laundry Operations	$1,770,502	$1,615,560	$154,942	9.6%
Specialty Garments	152,885	145,454	7,431	5.1%
First Aid	77,435	65,202	12,233	18.8%
Consolidated total	$2,000,822	$1,826,216	$174,606	9.6%

Operating Income (Loss)

(In thousands, except percentages)	Thirteen weeks ended August 27, 2022	Thirteen weeks ended August 28, 2021	Dollar Change	Percent Change
Core Laundry Operations	$29,027	$41,847	$(12,820)	(30.6)%
Specialty Garments	4,018	4,108	(90)	(2.2)%
First Aid	206	(1,024)	1,230	(120.1)%
Consolidated total	$33,251	$44,931	$(11,680)	(26.0)%

(In thousands, except percentages)	Fifty-two weeks ended August 27, 2022	Fifty-two weeks ended August 28, 2021	Dollar Change	Percent Change
Core Laundry Operations	$110,710	$171,717	$(61,007)	(35.5)%
Specialty Garments	23,658	24,801	(1,143)	(4.6)%
First Aid	(17)	(693)	676	(97.5)%
Consolidated total	$134,351	$195,825	$(61,474)	(31.4)%

Operating Margin

	Thirteen weeks ended August 27, 2022	Thirteen weeks ended August 28, 2021
Core Laundry Operations	6.3%	10.1%
Specialty Garments	11.0%	12.1%
First Aid	1.0%	-6.3%
Consolidated	6.4%	9.7%

	Fifty-two weeks ended August 27, 2022	Fifty-two weeks ended August 28, 2021
Core Laundry Operations	6.3%	10.6%
Specialty Garments	15.5%	17.1%
First Aid	0.0%	-1.1%
Consolidated	6.7%	10.7%

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Fifty-two weeks ended August 27, 2022	Fifty-two weeks ended August 28, 2021
Cash flows from operating activities:
Net income	$103,404	$151,111
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	108,777	105,955
Amortization of deferred financing costs	164	147
Loss (gain) on sale of property, plant and equipment	(1,568)	—
Share-based compensation	9,103	7,011
Accretion on environmental contingencies	596	448
Accretion on asset retirement obligations	970	985
Deferred income taxes	20,008	300
Other	411	391
Changes in assets and liabilities, net of acquisitions:
Receivables, less reserves	(40,626)	(16,685)
Inventories	(8,148)	(37,213)
Rental merchandise in service	(36,597)	(26,323)
Prepaid expenses and other current assets and Other assets	9,250	5,015
Accounts payable	(927)	15,136
Accrued liabilities	(31,517)	16,446
Prepaid and accrued income taxes	(10,651)	(10,422)
Net cash provided by operating activities	122,649	212,302

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(44,203)	(8,443)
Capital expenditures, including capitalization of software costs	(144,319)	(133,639)
Proceeds from sale of assets	2,015	617
Net cash used in investing activities	(186,507)	(141,465)

Cash flows from financing activities:
Payment of deferred financing costs	-	(822)
Proceeds from exercise of share-based awards	(167)	4
Taxes withheld and paid related to net share settlement of equity awards	(4,068)	(4,068)
Repurchase of Common Stock	(44,412)	(11,222)
Payment of cash dividends	(20,791)	(18,147)
Net cash used in financing activities	(69,438)	(34,255)

Effect of exchange rate changes	(3,173)	1,448

Net (decrease) increase in cash, cash equivalents and short-term investments	(136,469)	38,030
Cash, cash equivalents and short-term investments at beginning of period	512,868	474,838
Cash, cash equivalents and short-term investments at end of period	$376,399	$512,868

Reconciliation of GAAP to Non-GAAP Financial Measures

The Company reports its consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). To supplement these consolidated financial results, management believes that certain non-GAAP operating results provide a useful measure on which to evaluate and compare the Company’s results of operations for the periods presented. The Company believes these non-GAAP results provide useful supplemental information regarding the Company’s performance to both management and investors by excluding certain non-recurring amounts that impact the comparability of the results. A supplemental reconciliation of the Company’s consolidated operating income, consolidated net income and diluted earnings per share (“EPS”) on a GAAP basis to adjusted operating income, adjusted net income and adjusted diluted EPS on a non-GAAP basis is presented in the following table. In addition, Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which are provided below.

	Thirteen weeks ended August 27, 2022
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$516,414	$33,251	$26,181	$1.39	$458,561	$29,027	6.3%
Key Initiatives	—	9,096	7,555	0.40	—	9,096	2.0%
As adjusted	$516,414	$42,347	$33,736	$1.79	$458,561	$38,123	8.3%

	Fifty-two weeks ended August 27, 2022
	Consolidated				Core Laundry Operations
(In thousands, except percentages)	Revenue	Operating Income	Net Income	Diluted EPS	Revenue	Operating Income	Operating Margin
As reported	$2,000,822	$134,351	$103,404	$5.46	$1,770,502	$110,710	6.3%
Key Initiatives	—	33,147	25,503	1.35	—	33,147	1.9%
As adjusted	$2,000,822	$167,498	$128,907	$6.81	$1,770,502	$143,857	8.1%

Supplemental reconciliations of the Company’s fiscal 2023 financial outlook for consolidated operating income, consolidated net income, diluted earnings per share and operating margin on a GAAP basis to adjusted operating income, adjusted net income, adjusted diluted EPS and adjusted operating margin on a non-GAAP basis are presented in the following tables. In addition, a supplemental reconciliation of the fiscal 2023 financial outlook for Core Laundry Operations’ operating income and operating margin on a GAAP basis to adjusted operating income and adjusted operating margin on a non-GAAP basis is also presented in the following table. Investors are encouraged to review the reconciliation of the outlook for these non-GAAP measures to the outlook for their most directly comparable GAAP financial measures, which are provided below. The Company’s outlook contains forward-looking statements and information. Actual results may differ materially. See “Forward-Looking Statements Disclosure.”

	Fifty-two weeks ended August 26, 2023
	Consolidated			Core Laundry Operations
(In thousands, except percentages and per share amounts)	Guidance - at the midpoint	Key Initiative Costs	Adjusted	Guidance - at the midpoint	Key Initiative Costs	Adjusted
Revenues	$2,152,500	$—	$2,152,500	$1,906,615	$—	$1,906,615
Operating income	138,500	40,000	178,500	$115,000	$40,000	$155,000
Operating margin	6.4%	1.9%	8.3%	6.0%	2.1%	8.1%
Income before income taxes	142,800	40,000	182,800
Provision for income taxes	35,700	10,000	45,700
Net income	$107,100	$30,000	$137,100
Effective tax rate	25.0%	25.0%	25.0%

Diluted earnings per share:	Projected	Key Initiative Costs	Adjusted
Low	$5.50	$1.60	$7.10
High	$5.90	$1.60	$7.50